                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement         [ ]  Confidential, For Use of the
                                              Commission Only (as Permitted by
                                              Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                            JDS UNIPHASE CORPORATION
--------------------------------------------------------------------------------
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


--------------------------------------------------------------------------------
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ---------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ---------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          ---------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ---------------------------------------------------------------------

     (5)  Total fee paid:

          ---------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount previously paid:

          ---------------------------------------------------------------------

     (2)  Form, schedule or registration statement no.:

          ---------------------------------------------------------------------

     (3)  Filing party:

          ---------------------------------------------------------------------

     (4)  Date filed:

          ---------------------------------------------------------------------

                               JDS Uniphase Logo

                            JDS UNIPHASE CORPORATION
                            ------------------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                          TO BE HELD FEBRUARY 25, 2000

     The Special Meeting of Stockholders of JDS Uniphase Corporation, a Delaware corporation (the "Company"), will be held at the Company's offices located at 210 Baypointe Parkway, San Jose, California 95134, on Friday, February 25, 2000, at 10:00 A.M., Pacific Time, for the purpose of considering and acting upon the following:

        1. Approval of an amendment to the Company's Amended and Restated Certificate of Incorporation to increase the number of shares of Common Stock, par value $.001 per share, which the Company is authorized to issue from 600,000,000 shares to 3,000,000,000 shares. Approval of this Proposal will result in a two-for-one split of the Company's Common Stock to be paid as a dividend.

        2. Any and all matters incident to the foregoing, and such other business as may legally come before the meeting and any adjournments or postponements thereof.

     The Board of Directors has fixed the close of business on January 20, 2000 as the record date for determining the stockholders having the right to notice of and to vote at the special meeting.

     The foregoing item of business is more fully described in the Proxy Statement which is attached hereto and made a part hereof.

                                          By Order of the Board of Directors,

                                          ANTHONY R. MULLER SIGNATURE
                                          Anthony R. Muller
                                          Secretary

San Jose, California

January 31, 2000


IMPORTANT: WHETHER OR NOT YOU EXPECT TO ATTEND THE SPECIAL MEETING IN PERSON, YOU ARE URGED TO MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PREPAID ENVELOPE PROVIDED TO ENSURE YOUR REPRESENTATION AND THE PRESENCE OF A QUORUM AT THE SPECIAL MEETING. IF YOU SEND IN YOUR PROXY CARD AND THEN DECIDE TO ATTEND THE SPECIAL MEETING TO VOTE YOUR SHARES IN PERSON, YOU MAY STILL DO SO. YOUR PROXY IS REVOCABLE IN ACCORDANCE WITH THE PROCEDURES SET FORTH IN THE PROXY STATEMENT.

                            JDS UNIPHASE CORPORATION
                             210 BAYPOINTE PARKWAY
                           SAN JOSE, CALIFORNIA 95134

                            ------------------------

                                PROXY STATEMENT

                            ------------------------

                        SPECIAL MEETING OF STOCKHOLDERS
                          TO BE HELD FEBRUARY 25, 2000

     The enclosed proxy is solicited on behalf of the Board of Directors of JDS Uniphase Corporation, a Delaware corporation (the "Company"), for use at the Special Meeting of Stockholders (the "Special Meeting") to be held at 10:00 a.m. Pacific Time, at the Company's offices located at 210 Baypointe Parkway, San Jose, California 95134, on February 25, 2000, and at any adjournment or postponement thereof. Only holders of the Company's Common Stock and Special Voting Share of record on January 20, 2000 will be entitled to vote.

                      VOTING, VOTE REQUIRED AND REVOCATION

     Each stockholder of the Company's common stock, par value $.001 per share ("Common Stock"), is entitled to one vote for each share of Common Stock owned as of the record date and CIBC Mellon Trust Company (the "Trustee"), the holder of the Company's Special Voting Share, is entitled to one vote for each exchangeable share of JDS Uniphase Canada Ltd., a subsidiary of the Company ("Exchangeable Shares"), outstanding as of the record date (other than Exchangeable Shares owned by the Company and its affiliates). Holders of Common Stock and the Special Voting Share are collectively referred to as "Stockholders." Votes cast with respect to Exchangeable Shares will be voted through the Special Voting Share by the Trustee as directed by the holders of Exchangeable Shares, except votes cast with respect to Exchangeable Shares whose holders request to vote directly, in person as proxy for the Trustee, at the Special Meeting.


     Approval of the proposed amendment (the "Amendment") to the Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") requires the affirmative vote of a majority of the votes attached to all outstanding shares of Common Stock and the Special Voting Share, voting together as a single class. Stockholders of record at the close of business on January 20, 2000 (the "Record Date") are entitled to notice of and to vote at the Special Meeting. At the Record Date, 248,261,467 shares of Common Stock were issued and outstanding, one share of the Company's Special Voting Stock was issued and outstanding, and 107,298,043 Exchangeable Shares were issued and outstanding (excluding Exchangeable Shares owned by the Company and its affiliates which are not voted). Each Exchangeable Share is exchangeable at any time, at the option of its holder, for one share of the Company's Common Stock.


     All shares of Common Stock and the Special Voting Share represented by valid proxies will be voted in accordance with the instructions contained therein. Votes with respect to Exchangeable Shares represented by valid voting instructions received by the Trustee, will be cast by the Trustee in accordance with the instructions. In the absence of instructions, proxies from holders of Common Stock will be voted FOR the Amendment. If no instructions are received by the Trustee from a holder of Exchangeable Shares, the votes to which such holder is entitled will not be exercised. Shares of Common Stock and votes cast by the Trustee through the Special Voting Share represented by proxies or instructions which are marked "ABSTAIN" with respect to the Amendment will have the effect of a vote against the Amendment. In instances where brokers are prohibited from exercising discretionary authority for beneficial owners who have not returned proxies (so called "broker non-votes"), those shares will be disregarded and will have the effect of a vote against the Amendment.

     A proxy may be revoked by the Stockholder giving the proxy at any time before it is voted by written notice of revocation delivered to the Company prior to the meeting, and a prior proxy is automatically revoked by a Stockholder giving a subsequent proxy or attending and voting at the meeting. Attendance at the meeting in and of itself does not revoke a prior proxy. Holders of Exchangeable Shares who wish to direct the Trustee to cast the votes attached to the Special Voting Share on their behalf should follow carefully the instructions provided by the Trustee, which accompany this Proxy Statement. The procedure for instructing the Trustee differs in certain respects from the procedure for delivering a proxy, including the place for depositing the instructions and the manner for revoking the proxy.


     This Proxy Statement and the accompanying proxy were first sent by mail to Common Stockholders, the Trustee for the Special Voting Share and holders of Exchangeable Shares on or about January 31, 2000. The costs of this solicitation are being borne by the Company. The Company has retained the services of Corporate Investor Communications, Inc. ("CIC") to aid in the solicitation of proxies from brokers, bank nominees and other institutional owners. The Company estimates that it will pay CIC a fee not to exceed $7,000 for its services and will reimburse them for certain out-of-pocket expenses that are usual and proper. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies and voting instructions may also be solicited personally or by telephone, facsimile or telegram by certain of the Company's directors, officers and regular employees, without additional compensation.


                                    PROPOSAL

                     AMENDMENT TO THE AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
          TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

     In December, 1999, the Board of Directors declared advisable and unanimously approved an Amendment to increase the aggregate number of shares of Common Stock which the Company is authorized to issue from 600,000,000 shares to 3,000,000,000 shares. No increase in the number of shares of Preferred Stock of the Company, currently 1,000,000 shares, is proposed or anticipated.

     If approved by the Stockholders, the Amendment will become effective upon the filing of a Certificate of Amendment of Amended and Restated Certificate of Incorporation with the Delaware Secretary of State. The Amendment would change paragraph 4.1 of Article 4 of the Company's Certificate of Incorporation to read in its entirety as follows:


          "4.1. Authorized Capital Stock. This Corporation is authorized to issue two classes of stock to be designated, respectively, 'Common Stock" and 'Preferred Stock." The total number of shares which the Corporation is authorized to issue is three billion one million (3,001,000,000) shares. Three billion (3,000,000,000) shares shall be Common Stock, each having a par value of one-tenth of one cent ($.001). One million (1,000,000) shares shall be Preferred Stock, each having a par value of one-tenth of one cent ($.001)."


     At the same time that it adopted the resolution to increase the authorized capital stock, the Board of Directors declared a two-for-one stock split of the Company's Common Stock which would be effected in the form of a dividend of one additional share of Common Stock for each share of Common Stock outstanding (the "Stock Split"), conditioned upon the Stockholders' approval of this Proposal. Contemporaneously with the Stock Split, JDS Uniphase Canada Ltd. will effect a two-for-one stock split of the Exchangeable Shares (the "Exchangeable Stock Split"). Stockholders are not being asked to vote on the Stock Split or the Exchangeable Stock Split, but neither the Stock Split nor the Exchangeable Stock Split will take place unless the authorized number of shares of Common Stock is increased as described in this Proposal.

PURPOSE AND EFFECT OF THE AMENDMENT


     As of the Record Date, of the Company's 600,000,000 authorized shares of Common Stock, 394,839,535 shares were issued and outstanding, including shares issuable upon exchange of Exchangeable Shares, 69,758,587 shares were reserved for future issuance under the Company's stock incentive plans and employee stock plans, of which, currently, approximately 57,968,251 are covered by outstanding options and 11,790,336 are available for grant or purchase. Based upon the foregoing number of outstanding and reserved shares of Common Stock, the Company currently has approximately 135,401,878 shares remaining available for other purposes.



     The Board of Directors believes that the proposed Stock Split and Exchangeable Stock Split will result in a market price that should be more attractive to a broader spectrum of investors, particularly individual investors. Based upon figures as of January 20, 2000, of the 3,000,000,000 shares of Common Stock which would be authorized, 464,598,122 shares would be required to effectuate the Stock Split and the Exchangeable Stock Split. The aggregate number of shares of Common Stock that may be sold under each of the Company's employee stock purchase and incentive stock option plans, and the exercise price of such options, will also be proportionately adjusted to reflect the Stock Split. For example, the Stock Split will have the effect of doubling the number of shares of Common Stock issuable upon the exercise of options under the Company's stock incentive plans, and of reducing by one-half the option price per share of such options.


     The Board of Directors also believes that it is in the Company's best interests to increase the number of authorized but unissued shares of Common Stock in order to have additional shares available to meet the Company's future business needs as they arise. Among other things, the increase will provide shares to finance acquisitions of other businesses consistent with the Company's growth strategy. The Company's historic growth may be indicative of the desirability of increasing the Company's authorized shares of Common Stock: subsequent to the end of the Company's fiscal year ended June 30, 1999, the Company has completed or announced seven acquisitions (including acquisitions of two publicly-traded corporations) and the Common Stock has split twice. Most recently, on January 17, 2000, the Company announced the signing of a definitive agreement to acquire E-Tek Dynamics, Inc., a Delaware corporation ("E-Tek"). The agreement provides for the exchange of 1.1 shares of the Company's Common Stock for each outstanding share of E-Tek common stock. The closing of the transaction is subject to certain closing conditions, including the obtaining of required clearances under the Hart-Scott-Rodino Antitrust Improvement Act, other governmental approvals and the consent of E-Tek's stockholders. Following completion of the transaction, E-Tek will operate a wholly-owned subsidiary of the Company. The shares of Common Stock to be issued by the Company in connection with this acquisition will include shares authorized by the Company's Stockholders on December 16, 1999, when the Company's authorized Common Stock was increased from 300,000,000 to 600,000,000 shares, and, if the Stockholders approve this Proposal, may also include a portion of the shares authorized pursuant to this Proposal. In the event that this Proposal is not approved, the Company anticipates closing the transaction with E-Tek, subject to the conditions stated above, using shares of Common Stock currently available to the Company. Other than as specified above, and the shares which are required to effect the Stock Split and the Exchangeable Stock Split, the Company's management has no present arrangements, agreements, understandings or plans for the use of the additional shares proposed to be authorized. The Board believes that the availability of such additional shares will provide the Company with the flexibility to issue Common Stock for a variety of other purposes the Board of Directors may deem advisable without further action by the Company's Stockholders, unless required by law, regulation or stock exchange rule. These purposes could include, among other things, the sale of stock to obtain additional capital funds, the purchase of property, the acquisition of other companies, the use of additional shares for various equity compensation and other employee benefit plans, the declaration of future stock splits or distributions, and other bona fide purposes.

     On December 16, 1999, the Company's Stockholders approved an increase in the Company's authorized shares of Common Stock from 300,000,000 to 600,000,000 shares. Subsequent to the solicitation of Stockholder approval for this increase in authorized capital, the Board of Directors unanimously approved the Stock Split and the Exchangeable Stock Split for the reasons stated above. Because the Stock Split and the Exchangeable Stock Split would effectively double the number of outstanding shares of Common Stock (including Exchangeable Shares convertible into Common Stock) and increase that number to an amount well in excess of 600,000,000 shares, an additional increase in authorized capital was required to make the proposed stock dividend possible. As a result, the Board conditioned the Stock Split and the Exchangeable Stock Split on obtaining Stockholder approval of this increase in the Company's authorized capital.

     There will be no change in the voting rights, dividend rights, liquidation rights, preemptive rights or any other Stockholder rights as a result of the proposed Amendment. The additional shares might be issued at such times and under such circumstances as to have a dilutive effect on earnings per share and on the equity ownership of the present holders of Common Stock.

EFFECT OF THE STOCK SPLIT

     No change in total stockholders' equity will result from the Stock Split. The aggregate amount of capital represented by the outstanding shares of Common Stock will be increased by $.001 for each share issued to effect the Stock Split and the Company's capital in excess of par value account will be reduced by the same amount. After the Stock Split and the Exchangeable Stock Split, purchases and sales of Common Stock or Exchangeable Shares by an individual stockholder may be subject to higher brokerage charges and applicable stock transfer taxes than on a pre-split transaction of equivalent market value due to the greater number of shares of Common Stock or Exchangeable Shares involved after the Stock Split and the Exchangeable Stock Split. In addition, the Company will incur certain expenses in connection with the Stock Split and the Exchangeable Stock Split, respectively, such as the cost of preparing and delivering to Stockholders new certificates representing additional shares.

     The Company has been advised that, based on current tax law, the Stock Split should not result in any gain or loss for Federal income tax purposes. The tax basis of every share held before the Stock Split will be allocated between the two shares held as a result of the distribution, and the holding period of the new shares will include the holding period of the shares with respect to which they were issued. The laws of jurisdictions other than the United States may impose income taxes on the issuance of the additional shares and stockholders subject to such laws are urged to consult their tax advisers.

     A stockholder who owns Exchangeable Shares as capital property will not realize income, a capital gain or a capital loss for Canadian income tax purposes on the Exchangeable Stock Split. The adjusted cost base to a holder of his or her Exchangeable Shares immediately after the Exchangeable Stock Split will equal the adjusted cost base to him or her of such shares immediately before the Exchangeable Stock Split.

POTENTIAL ANTI-TAKEOVER EFFECT

     The proposed Amendment could, under certain circumstances, have an anti-takeover effect, although this is not the intention of the Proposal. The increased number of authorized shares of Common Stock could discourage, or be used to impede, an attempt to acquire or otherwise change control of the Company. The private placement of shares of Common Stock into "friendly" hands, for example, could dilute the voting strength of a party seeking control of the Company.

     Furthermore, many companies, including the Company, have issued warrants or other rights to acquire additional shares of Common Stock to the holders of its Common Stock to discourage or defeat unsolicited share accumulation programs and acquisition proposals, which programs or proposals may be viewed by the Board of Directors as not in the best interest of the Company and the Stockholders. Each outstanding share of Common Stock includes one-quarter of a right. Each right entitles the registered holder, subject to the terms of the rights agreement, to purchase from the Company one unit, equal to one one-thousandth of a share of the Company's Series B Preferred Stock, at a purchase price of $600 per unit, subject to adjustment. The rights are attached to all certificates representing outstanding shares of the Company's Common Stock, and no separate rights certificates have been distributed. The purchase price is payable in cash or by certified or bank check or money order payable to the order of the Company. The Company's subsidiary, JDS Uniphase Canada Ltd., has adopted an equivalent rights plan with respect to its Exchangeable Shares.

     Although the Company has no present intent to use the additional authorized shares of Common Stock for such purposes, if the Amendment is adopted, more capital stock of the Company would be available for such purposes than is currently available.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE PROPOSAL TO AMENDED THE COMPANY'S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
          TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

                             SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information known to the Company with respect to the beneficial ownership as of January 20, 2000, by (i) all persons who are beneficial owners of five percent (5%) or more of the Company's Common Stock, (ii) each director, (iii) certain executive officers, and (iv) all directors and executive officers as a group.


     As of January 20, 2000, 248,261,467 shares of the Company's Common Stock were outstanding, and as of the same date, 146,578,068 Exchangeable Shares were outstanding. The amounts and percentages of Common Stock beneficially owned are reported on the basis of regulations of the Securities and Exchange Commission (the "Commission") governing the determination of beneficial ownership of securities. Under the rules of the Commission, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power," which includes the power to vote or to direct the voting of such security, or "investment power," which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed a beneficial owner of securities as to which such person has no economic interest.



                                                                  NUMBER OF SHARES
                                                                 BENEFICIALLY OWNED
                                                              ------------------------
                            NAME                                NUMBER      PERCENTAGE
                            ----                              ----------    ----------
5% STOCKHOLDERS
Furakawa Electric Co., Ltd.(1)..............................  36,183,520       12.7%
  6-1 Marunouchi 2 -- Chome
  Chiyoda-Ku, Tokyo 100-8322
  Japan
NAMED EXECUTIVE OFFICERS AND DIRECTORS
Kevin N. Kalkhoven(2).......................................   3,714,634        1.5%
William J. Sinclair(3)......................................   1,734,669          *
Jozef Straus, Ph.D.(4)......................................      23,902          *
Dan E. Pettit(5)............................................     856,808          *
Anthony R. Muller(6)........................................     620,298          *
Frederick L. Leonberger, Ph.D.(7)...........................     438,488          *
Bruce D. Day(8).............................................     175,551          *
Wilson Sibbett, Ph.D.(9)....................................     135,000          *
Russell A. Johnson(10)......................................      64,860          *
Casimir S. Skrzypczak(11)...................................     156,777          *
Robert E. Enos(12)..........................................     144,069          *
Martin A. Kaplan(13)........................................     109,444          *
Peter A. Guglielmi(14)......................................      61,222          *
John A. MacNaughton(15).....................................      43,691          *
All directors and executive officers as a group (14
  persons)(16)..............................................   8,279,413        3.2%

---------------
  *  Less than 1%


 (1) As reported in a Schedule 13D/A filed December 14, 1999. All shares are issuable upon exchange of the Exchangeable Shares of JDS Uniphase Canada Ltd.



 (2) Includes 3,464,408 shares subject to stock options currently exercisable or exercisable within 60 days of January 20, 2000.



 (3) Includes 90,941 shares subject to stock options currently exercisable or exercisable within 60 days of January 20, 2000 and 1,643,728 shares issuable upon exchange of the Exchangeable Shares of JDS Uniphase Canada Ltd.



 (4) Includes 23,902 shares subject to stock options currently exercisable or exercisable within 60 days of January 20, 2000.



 (5) Includes 754,508 shares subject to stock options currently exercisable or exercisable within 60 days of January 20, 2000 and 47,960 shares held by Kelly A. Pettit, Mr. Pettit's spouse.



 (6) Includes 252,144 shares subject to stock options currently exercisable or exercisable within 60 days of January 20, 2000, and 19,040 shares held by Mr. Muller's daughter.



 (7) Includes 411,432 shares subject to stock options currently exercisable or exercisable within 60 days of January 20, 2000, and 800 shares held by Katharine Leonberger and 800 shares held by Gregory Leonberger, Mr. Leonberger's daughter and son, respectively.



 (8) Includes 169,451 shares subject to stock options currently exercisable or exercisable within 60 days of January 20, 2000 and 6,100 shares issuable upon exchange of the Exchangeable Shares of JDS Uniphase Canada Ltd.



(9) Includes 135,000 shares subject to stock options currently exercisable or exercisable within 60 days of January 20, 2000.



(10) Includes 62,500 shares subject to stock options currently exercisable or exercisable within 60 days of January 20, 2000.



(11) Includes 152,777 shares subject to stock options currently exercisable or exercisable within 60 days of January 20, 2000.



(12) Includes 137,969 shares subject to stock options currently exercisable or exercisable within 60 days of January 20, 2000 and 6,100 shares issuable upon exchange of the Exchangeable Shares of JDS Uniphase Canada Ltd.



(13) Includes 109,444 shares subject to stock options currently exercisable or exercisable within 60 days of January 20, 2000.



(14) Includes 53,222 shares subject to stock options currently exercisable or exercisable within 60 days of January 20, 2000.



(15) Includes 35,555 shares subject to stock options currently exercisable or exercisable within 60 days of January 20, 2000 and 8,136 shares issuable upon exchange of the Exchangeable Shares of JDS Uniphase Canada Ltd.



(16) Includes 5,853,253 shares subject to stock options currently exercisable or exercisable within 60 days of January 20, 2000, and 1,664,064 shares issuable upon exchange of the Exchangeable Shares of JDS Uniphase Canada Ltd.


OTHER BUSINESS

     Management knows of no matters other than the foregoing to be brought before the Special Meeting. If such other matters properly come before the meeting, or any adjournment thereof, the proxies named in the accompanying form of proxy will vote such proxy on such matters in accordance with their best judgment.

     It is important that the proxies be returned promptly and your shares be represented. Stockholders are urged to fill in, sign and promptly return the accompanying proxy card in the enclosed envelope. Holders of Exchangeable Shares are urged to follow the instructions provided by the Trustee.

                                          By Order of the Board of Directors,

                                          ANTHONY R. MULLER SIGNATURE
                                          Anthony R. Muller
                                          Secretary

San Jose, California

January 31, 2000

                         [FORM OF FRONT OF PROXY CARD]
                                                                           PROXY
                            JDS UNIPHASE CORPORATION

                              210 BAYPOINTE PARKWAY
                           SAN JOSE, CALIFORNIA 95134

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE SPECIAL MEETING OF STOCKHOLDERS ON FEBRUARY 25, 2000

        Kevin N. KALKHOVEN and ANTHONY R. MULLER, or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Special Meeting of Stockholders of JDS UNIPHASE CORPORATION (the "Company"), to be held on Friday, February 25, 2000, and any adjournments or postponements thereof.


SEE REVERSE SIDE: IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS, JUST SIGN AND DATE ON THE REVERSE SIDE. YOU NEED NOT MARK ANY BOXES.

                                                               -----------------
      CONTINUED AND TO BE SIGNED ON REVERSE SIDE                SEE REVERSE SIDE
                                                               -----------------

                          [FORM OF BACK OF PROXY CARD]
                                                                           PROXY
[ ]            PLEASE MARK VOTES AS IN THIS EXAMPLE.


        SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER. IF NO SUCH DIRECTIONS ARE INDICATED, THE PROXIES WILL HAVE AUTHORITY TO VOTE FOR PROPOSAL 1. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Special Meeting of Stockholders.

1. Approval of an amendment to the Company's Amended and Restated Certificate of Incorporation to increase the number of authorized shares from 600,000,000 shares to 3,000,000,000 shares.

    FOR        WITHHELD       ABSTAIN

    [ ]        [ ]            [ ]

                                                            MARK HERE
                                                            FOR ADDRESS
                                                            CHANGE AND     [ ]
                                                            NOTE AT LEFT

                                        Please sign exactly as your name appears herein. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

PLEASE MARK, SIGN, DATE AND RETURN
THIS PROXY CARD PROMPTLY USING THE      Signature: ______________ Date _________
ENCLOSED REPLY ENVELOPE.                Signature: ______________ Date _________